UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2010

CH2M HILL Companies, Ltd.

(Exact name of registrant as specified in its charter)

Oregon	000-27261	93-0549963
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9191 South Jamaica Street, Englewood, CO		80112-5946
(Address of principal executive offices)		(Zip Code)

(303) 771-0900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD Disclosure.

On June 30, 2010, CH2M HILL announced that, in light of a competing revised cash offer from URS Corporation for all of the issued and to be issued ordinary share capital of Scott Wilson Group plc, a public limited company incorporated in England and Wales and listed on the London Stock Exchange (“Scott Wilson”), CH2M HILL will no longer proceed with its acquisition of Scott Wilson. The UK Takeover Panel has consented to CH2M HILL’s withdrawal of its previously announced offer to acquire Scott Wilson.

CH2M HILL is furnishing the press release announcing the withdrawal of the Offer as Exhibit 99.1 hereto, which is incorporated herein by reference. The information contained in this Current Report on Form 8-K, including Exhibit 99.1, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any registration statement or any other document filed pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 9.01               Financial Statements and Exhibits

(d) Exhibits

99.1                           Press release dated June 30, 2010.

No Offer or Solicitation

This Current Report on Form 8-K is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Offer or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CH2M HILL has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CH2M HILL COMPANIES, LTD.
(Registrant)

	By:	/s/ Margaret B. McLean
Margaret B. McLean
	Its:	Vice President, Chief Legal Officer, and Company Secretary

Dated: July 1, 2010

Exhibit Index

Exhibit No.

99.1	Press release dated June 30, 2010.